Report of Independent Registered Public Accounting Firm


To the Board of Trustees and Shareholders of:
Schwab Cash Reserves
Schwab Advisor Cash Reserves
Schwab Money Market Fund
Schwab Government Money Fund
Schwab U.S. Treasury Money Fund
Schwab Value Advantage Money Fund
Schwab Investor Money Fund
Schwab Retirement Advantage Money Fund
Schwab Municipal Money Fund
Schwab California Municipal Money Fund
Schwab New York Municipal Money Fund (formerly, Schwab New York AMT
 Tax-Free Money Fund)
Schwab New Jersey Municipal Money Fund (formerly, Schwab New Jersey
AMT Tax-Free Money Fund)
Schwab Pennsylvania Municipal Money Fund
Schwab AMT Tax-Free Money Fund
Schwab Massachusetts Municipal Money Fund (formerly, Schwab Massachusetts
 AMT Tax-Free Money Fund)
Schwab Treasury Obligations Money Fund

In planning and performing our audits of the financial statements of Schwab
 Cash Reserves, Schwab Advisor Cash Reserves, Schwab Money Market Fund,
Schwab Government Money Fund, Schwab U.S. Treasury Money Fund, Schwab
 Value Advantage Money Fund, Schwab Investor Money Fund, Schwab
Retirement Advantage Money Fund, Schwab Municipal Money Fund, Schwab
 California Municipal Money Fund, Schwab New York Municipal Money Fund (formerly, Schwab New York AMT Tax-Free Money Fund), Schwab New Jersey Municipal Money Fund (formerly, Schwab New Jersey AMT Tax-Free Money
Fund), Schwab Pennsylvania Municipal Money Fund, Schwab AMT Tax-Free
Money Fund and Schwab Massachusetts Municipal Money Fund (formerly,
Schwab Massachusetts AMT Tax-Free Money Fund), Schwab Treasury Obligations
 Money Fund (sixteen funds of The Charles Schwab Family of Funds, hereafter referred to as the Funds) as of and for the year ended December 31, 2015, in accordance with the standards of the Public Company Accounting Oversight Board
 (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial
reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
  A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2015.

This report is intended solely for the information and use of management and the Board of Trustees and Shareholders of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
San Francisco, California
February 16, 2016

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